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                                                                  Exhibit 99.1



                         LEGENDARY CHICAGO CANDY MAKER SIGNS
                               AN AGREEMENT TO ACQUIRE
                                   "Sweet Factory"



     (Chicago, IL) -- Archibald Candy Corp., manufacturer and marketer of Fannie May-Registered Trademark-/Fanny Farmer-Registered Trademark- boxed chocolate brands, announced that it has signed an agreement to acquire Sweet Factory. Based in San Diego, CA, Sweet Factory is a leading bulk candy retailer with 256 stores operating in 36 states.

     Sweet Factory has a proprietary and contemporary store design and merchandising concept. A typical store sells 150-200 confectionery products in a self-service, pick and mix format. The majority of these products are non-chocolate items such as gourmet jelly beans, gummi, sour, and licorice products. The chain enjoys a broad customer base.

     "Sweet Factory is particularly suited to our strategic vision," said Ted Shepherd, President and Chief Operating Officer of Archibald Candy Corp. "It is an exciting, dynamic confectionery retailer that has facilitated and capitalized on the growth in non-chocolate confections. By operating a leading specialty non-chocolate retail chain, as well as two leading specialty boxed chocolate chains, there will be synergies and efficiencies to be gained."

     Archibald Candy Corp. expects the acquisition to provide several synergies including:

     - EXPANDED CROSS-CHANNEL MARKETING OPPORTUNITIES FOR SWEET FACTORY. The acquisition will open up new channels of distribution for the Sweet Factory brand through several existing Fannie May sales channels, including the mail and quantity order catalogues, kiosks, fundraising, and card and gift stores.

     - INCREASED DISTRIBUTION FOR FANNIE MAY. The acquisition will provide national distribution, and access to key high volume markets for the Fannie May brand. The plans include offering Fannie May chocolates in Sweet Factory stores with packaging targeted at the Sweet Factory consumer.

     Sweet Factory has broad distribution and a double-digit store count in high volume markets like New York, California, Florida, and Texas. Besides prime real estate locations in leading malls, Sweet Factory has opened stores in transportation terminals, specialty centers and kiosks in sports venues and public areas. All Sweet Factory stores are company-owned.

     Archibald Candy Corp. has agreed to pay approximately $28 million in total consideration for Sweet Factory. Archibald Candy Corp. expects to fund the acquisition through the issuance of

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$30 million of senior secured debt.  The closing of the acquisition is subject to certain conditions, including the receipt of certain third-party approvals and consents. The acquisition is expected to close in December 1998.

     Founded in 1921, Archibald Candy Corp. sells its Fannie May and Fanny Farmer candies primarily in the midwestern and eastern United States in 317 company-operated stores and approximately 8,000 third-party retail outlets, as well as through quantity order, mail order, and fundraising programs. Upon completion of the Sweet Factory acquisition, Archibald Candy Corp. will operate 573 retail stores in 40 states.

                                      # # # # #

     THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING FINANCING AND OTHER BUSINESS PLANS, AND FUTURE PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT PLANS AND EXPECTATIONS AND ON CURRENTLY AVAILABLE INFORMATION AND ASSUMPTIONS THAT ARCHIBALD CANDY CORP. BELIEVES TO BE REASONABLE. HOWEVER, FORWARD-LOOKING STATEMENTS NECESSARILY INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE SUGGESTED. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO: THE ABILITY TO COMPLETE AND INTEGRATE THE ACQUISITION, THE ARCHIBALD CANDY CORP.'S SIGNIFICANT LEVERAGE AND DEBT SERVICE REQUIREMENTS, COMPETITION AND FLUCTUATIONS IN THE COST OF SALES.












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